Exhibit 10.4

MORPHIC HOLDING, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1.                                      Establishment of Plan.  Morphic Holding, Inc., a Delaware corporation (the “Company”) proposes to grant options to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan.  The Company intends this Plan to qualify as an “employee stock purchase plan” under Code Section 423 (including any amendments to or replacements of such Section), and this Plan will be so construed.  Any term not expressly defined in this Plan but defined for purposes of Code Section 423 will have the same definition herein.  However, with regard to offers of options for purchase of the Common Stock under the Plan to employees outside the United States working for a Subsidiary or an Affiliate, the Board may offer a subplan or an option that is not intended to meet the Code Section 423 requirements, provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met.  Subject to Section 14, a total of Three Hundred Thousand (300,000) shares of Common Stock is reserved for issuance under this Plan.  In addition, on each January 1 for the first ten (10) calendar years after the first Offering Date, the aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of all classes of common stock on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan will not exceed Three Million (3,000,000)shares of Common Stock.  The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan will be subject to adjustments effected in accordance with Section 14 of this Plan. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.                                      Purpose.  The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.

3.                                      Administration.

(a)                           The Plan will be administered by the Compensation Committee of the Board or by the Board (either referred to herein as the “Committee”).  Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan will be determined by the Committee and its decisions will be final and binding upon all Participants.  The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and determine which entities shall be Participating Corporations, and to decide upon any and all claims filed under the Plan.  Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties.  The Committee will have the authority to determine the Fair Market Value of the

Common Stock (which determination will be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value.  Members of the Committee will receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on the Board or its committees.  All expenses incurred in connection with the administration of this Plan will be paid by the Company.  For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.  The Committee may also establish rules to govern transfers of employment among the Company and any Participating Corporation, consistent with the applicable requirements of Code Section 423 and the terms of the Plan.

(b)                           The Committee may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 1 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided, that unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined in Section 9(a) below) to participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures and handling of stock certificates that vary with applicable local requirements.

4.                                      Eligibility.  Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan except the following (other than where prohibited by applicable law):

(a)                           employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time-period specified by the Committee;

(b)                           employees who are customarily employed for twenty (20) or less hours per week (unless determined otherwise by the Committee);

(c)                            employees who are customarily employed for five (5) months or less in a calendar year (unless determined otherwise by the Committee);

(d)                           employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations;

(e)                            employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code and other applicable laws); and

(f)                             individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, an individual will not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

5.                                      Offering Dates.

(a)                           While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that an Offering Period will in no event be longer than twenty-seven (27) months, except as otherwise provided by an applicable subplan. Offering Periods may be consecutive or overlapping.  Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan.  While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that a Purchase Period will in no event end later than the close of the Offering Period in which it begins. Purchase Periods will be consecutive.

(b)                           The Initial Offering Period shall commence on the Effective Date, and shall end with the Purchase Date that occurs on February 29th, 2020 or another date selected by the Committee (but in any event not more than twenty-seven (27) months after the Effective Date) (the “Initial Offering Period”).  The Initial Offering Period shall consist of a single Purchase Period.  Thereafter, a new six-month Offering Period shall commence on each subsequent March 1st and September 1st, with each such Offering Period consisting of a single six-month Purchase Period ending on or prior to February 28th or August 31st, respectively, except as otherwise provided by the Committee.  The Committee shall have the power to change these terms as provided in Section 25 below.

6.                                      Participation in this Plan.

(a)                           Enrollment in Initial Offering Period. Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the Initial Offering Period will be automatically enrolled in the Initial Offering Period at a contribution level equal to fifteen percent (15%) of Compensation.  Notwithstanding the foregoing, an eligible employee may elect once to decrease his or her contribution rate for the Initial Offering Period by delivering a subscription agreement to the Company and/or by affecting such decrease through an authorized third party administrator (the “Third Party Administrator”), within thirty (30) days after the filing of an effective registration statement pursuant to Form S-8, or such longer time as may be determined by the Committee.

(b)                           Enrollment in Subsequent Offering Periods.  With respect to Offering Periods after the Initial Offering Period, an eligible employee determined in accordance with Section 4 may elect to become a Participant by submitting a subscription agreement, or electronic representation thereof, to the Company and/or via the Third Party Administrator’s standard process, prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.  A Participant that is automatically enrolled in the Initial Offering Period pursuant to this section is required to file a subscription agreement, or electronic representation thereof, to the Company and/or a Third Party Administrator in order to continue participation in this Plan with respect to the Offering Period immediately following the Initial Offering Period.

(c)                            Continued Enrollment in Offering Periods.  Except as provided pursuant to Sections 6(a) or (b) above with respect to a Participant who is automatically enrolled in the Initial Offering Period, once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below or otherwise notifies the Company of a change in the Participant’s contribution level by filing an additional subscription agreement or electronic representation thereof with the Company and/or the Third Party Administrator, prior to the next Offering Period.  A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this section (i) is not required to file any additional subscription agreement in order to continue participation in this Plan and (ii) will be deemed to have accepted the terms and conditions of the Plan, any sub-plan and subscription agreement in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.

7.                                      Grant of Option on Enrollment.  Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount of the contribution level for such Participant multiplied by such Participant’s Compensation (as defined in Section 9 below) during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date (but in no event less than the par value of a share of the Common Stock); provided, however, that for the Purchase Period within the Initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s Compensation for such Purchase Period, or such lower percentage as determined by the Committee prior to the Effective Date or pursuant to a Participant’s election to lower the amount as set forth in Section 6(a) above, and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan will not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.                                      Purchase Price.  The Purchase Price in any Offering Period will be eighty-five percent (85%) of the lesser of:

(a)                           the Fair Market Value on the Offering Date; or

(b)                           the Fair Market Value on the Purchase Date.

9.                                      Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

(a)                           The Purchase Price of the shares is accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines that contributions may be, or are required to be, made in another form (including payment by check at the end of a Purchase Period or, due to local law requirements, in another form with respect to categories of Participants outside the United States).  The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee.  “Compensation” means base salary and regular hourly wages (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation means certain cash compensation reportable on the Participant’s Form W-2 or corresponding local country tax return, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation).  For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) will be treated as if the Participant did not make such election.  Payroll deductions shall commence (i) as soon as practicable following Participant’s delivery of a subscription agreement with respect to the Initial Offering Period (and if one or more payroll periods has occurred before delivery of the subscription agreement, the payroll deductions for each of the remaining payroll periods in the Initial Offering Period will be increased to by the amount of the payroll deductions that would have been made prior to such delivery) and (ii) on the first payday following the beginning of any subsequent Offering Period, and in either case shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided in this Plan.  Notwithstanding the foregoing, the terms of any subplan may permit matching shares without the payment of any purchase price.

(b)                           Subject to Section 25 below and to the rules of the Committee, a Participant may decrease the rate of payroll deductions during an Offering Period (including any decrease pursuant to Section 6) by filing with the Company or the Third Party Administrator a new authorization for payroll deductions, with the new rate to become effective as soon as reasonably practicable and continuing for the remainder of the Offering Period unless changed as described below.  A decrease in the rate of payroll deductions may be made once during an Offering Period or more or less frequently under rules determined by the Committee.  An increase in the rate of payroll deductions may not be made during an Offering Period unless otherwise determined by the Committee.  A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company or the Third Party Administrator a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as may be specified by the Committee.

(c)                            Subject to Section 25 below and to the rules of the Committee, a Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions, and after such reduction becomes effective no further payroll deductions will be made for the duration of the Offering Period.  Payroll deductions credited to the Participant’s account prior to the effective date of the request will be used to purchase shares of Common Stock in accordance with Section (e) below.  A reduction of the payroll deduction percentage to zero will be treated as such Participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)                           All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, and the Company will not be obligated to segregate such payroll deductions, except to the extent required to be segregated due to local legal restrictions outside the United States.  No interest accrues on the payroll deductions except to the extent required due to local legal requirements outside the United States.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, except to the extent necessary to comply with local legal requirements outside the United States.

(e)                            On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company and/or the Third Party Administrator that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company will apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date.  The Purchase Price will be as specified in Section 8 of this Plan.  Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock will be carried forward into the next Purchase Period or Offering Period, as the case may be (except to the extent required due to local legal requirements outside the United States), or as otherwise determined by the Committee.  In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date will be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States).  No Common Stock will be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date (except to the extent required due to local legal requirements outside the United States).

(f)                             As promptly as practicable after the Purchase Date, the Company will issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)                            During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her.  The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h)                           To the extent required by applicable federal, state, local or foreign law, a Participant will make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company or any Participating Corporation, as applicable, may withhold, by any method permissible under applicable law, the amount necessary for the Company or any Participating Corporation, as applicable, to meet applicable withholding obligations, including up to the maximum permissible statutory rates and including any withholding required to make available to the Company or any Participating Corporation, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant.  The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10.                               Limitations on Shares to be Purchased.

(a)                           No Participant will be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock under all other employee stock purchase plans of a Participating Corporation intended to meet the requirements of Section 423 of the Code, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Company, its Parent and its Subsidiaries), exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Share Amount”).  The Company may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)                           The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which will then be the Maximum Share Amount for subsequent Offering Periods; provided, however, in no event will a Participant be permitted to purchase more than Two Thousand Five Hundred (2,500) Shares during any one Purchase Period or such greater or lesser number as the Committee may determine, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof.  If a new Maximum Share Amount is set, then all Participants will be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective.  The Maximum Share Amount will continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c)                            If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as will be reasonably practicable and as the Committee will determine to be equitable.  In such event, the Company will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d)                           Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), will be returned to the Participant as soon as administratively practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.                               Withdrawal.

(a)                           Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by the Company.  Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.  The Committee may set forth a deadline of when a withdrawal must occur to be effective prior to a given Purchase Date in accordance with policies it may approve from time to time.

(b)                           Upon withdrawal from this Plan, the accumulated payroll deductions will be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan will terminate.  In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c)                            To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period.  Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12.                               Termination of Employment.  Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, or Participant’s employer no longer being a Participating Corporation, immediately terminates his or her participation in this Plan (except to the extent required due to local legal requirements outside the United States).  In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States).  For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.  The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13.                               Return of Payroll Deductions.  In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company will deliver to the Participant all accumulated payroll deductions credited to such Participant’s account.  No interest will accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14.                               Capital Changes.  If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee will adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

15.                               Nonassignability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition will be void and without effect.

16.                               Use of Participant Funds and Reports.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States).  Until shares are issued, Participants will only have the rights of an unsecured creditor (except to the extent required due to local legal requirements outside the United States).  Each Participant will receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof and the remaining cash balance, if any, carried forward or refunded, as determined by the Committee, to the next Purchase Period or Offering Period, as the case may be.

17.                               Notice of Disposition.  If Participant is subject to tax in the United States, Participant will notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice

Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares.  The obligation of the Participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.

18.                               No Rights to Continued Employment.  Neither this Plan nor the grant of any option hereunder will confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19.                               Equal Rights And Privileges.  All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements will have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options that granted under the Plan that are not intended to comply with the Code Section 423 requirements).  This Section 19 will take precedence over all other provisions in this Plan.

20.                               Notices.  All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.                               Term; Stockholder Approval.  This Plan will become effective on the Effective Date.  This Plan will be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board.  No purchase of shares that are subject to such stockholder approval before becoming available under this Plan will occur prior to stockholder approval of such shares and the Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date will not occur and instead such Offering Period will terminate without the purchase of such shares and Participants in such Offering Period will be refunded their contributions without interest unless the payment of interest is required under local laws).  This Plan will continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the first Purchase Date under the Plan.

22.                               Designation of Beneficiary.

(a)                           If provided in the subscription agreement, a Participant may file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the

Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash.  In addition, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.  Such form will be valid only if it was filed with the Company and/or the Third Party Administrator at the prescribed location before the Participant’s death.

(b)                           Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.                               Conditions Upon Issuance of Shares; Limitation on Sale of Shares.  Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions, securities law restrictions or other applicable laws outside the United States, and will be further subject to the approval of counsel for the Company with respect to such compliance.  Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24.                               Applicable Law.  The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.                               Amendment or Termination.  The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, will be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during a Purchase Period or an Offering Period, establish the exchange ratio applicable to amounts contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants.  However, no amendment will be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.  In addition, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to:  (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.  Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.                               Corporate Transactions.  In the event of a Corporate Transaction (as defined below), each outstanding right to purchase Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date.  The New Purchase Date will occur on or prior to the consummation of the Corporate Transaction, and the Plan will terminate on the consummation of the Corporate Transaction.

27.                               Definitions.

(a)                           “Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)                           “Board” means the Board of Directors of the Company.

(c)                            “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(d)                           “Common Stock” means the common stock of the Company.

(e)                            “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(f)                             “Effective Date” means the date on which the Registration Statement covering the initial public offering of the shares of Common Stock is declared effective by the U.S. Securities and Exchange Commission.

(g)                            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(h)                           “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)                               if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)                            if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iii)                         if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iv)                        with respect to the Initial Offering Period, Fair Market Value on the Offering Date shall be the price at which shares of Common Stock are offered to the public by the Company’s underwriters pursuant to the Registration Statement covering the initial public offering of shares of Common Stock; and

(v)                           if none of the foregoing is applicable, by the Committee in good faith.

(i)                               “Offering Date” means the first Trading Day of each Offering Period.  However, for the Initial Offering Period the Offering Date shall be the Effective Date.

(j)                              “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(k)                           “Parent” will have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(l)                               “Participant” means an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the Initial Offering Period or who elects to participate in this Plan pursuant to Section 6.

(m)                       “Participating Corporation” means any Parent, Subsidiary or Affiliate that the Board designates from time to time as a corporation that will participate in this Plan.

(n)                           “Plan” means this Morphic Holding, Inc. 2019 Employee Stock Purchase Plan.

(o)                           “Purchase Date” means the last Trading Day of each Purchase Period.

(p)                           “Purchase Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(q)                           “Purchase Price” means the price at which Participants may purchase a share of Common Stock under the Plan, as determined pursuant to Section 8.

(r)                              “Securities Act” means the U.S. Securities Act of 1933, as amended.

(s)                             “Subsidiary” will have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

(t)                              “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

Form

MORPHIC HOLDING, INC. (THE “COMPANY”) 2019 EMPLOYEE STOCK PURCHASE PLAN (THE “ESPP”) Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the ESPP.	INITIAL OFFERING PERIOD CONFIRMATION/CHANGE FORM (THE “AGREEMENT”)

You have been automatically enrolled in the ESPP and you must return or submit this Confirmation/Change Form by [   ], 2019 to change your contribution percentage or withdraw from the ESPP.

SECTION 1:	CHECK DESIRED ACTION:	AND COMPLETE SECTIONS:
ACTIONS	☐ Confirm / Change Contribution Percentage	2 + 4 + 19
	☐ Withdraw from ESPP	2 + 5 + 19

SECTION 2:	Name:	Social Security No. or Employee ID No.:
PERSONAL DATA	Home Address:

Work Email:

SECTION 3: ENROLLMENT CONFIRMED

I understand that I have been automatically enrolled in the ESPP, and unless I complete Section 5 below, I hereby elect to continue to participate in the ESPP.  I understand that my enrollment was effective at the beginning of the Initial Offering Period and, as a result of that enrollment, I am electing to purchase shares Common Stock pursuant to the ESPP and this Agreement.  I understand that the stock certificate(s) for the shares of Common Stock purchased on my behalf will be issued in street name and deposited directly into my brokerage account at the Company’s captive broker.  I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s captive broker for this purpose.

My participation will continue as long as the Company offers the ESPP and I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company and/or the Third-Party Administrator (as defined in the ESPP).  I understand that, if I am subject to tax in the U.S., I must notify the Company of any disposition of shares of Common Stock purchased under the ESPP.

SECTION 4: CONFIRM/CHANGE CONTRIBUTION PERCENTAGE

I understand that I am currently enrolled in the ESPP at a rate of 15% of my Compensation (as defined in the ESPP).

I hereby authorize the Company or the Parent, Subsidiary or Affiliate employing me (the “Employer”) to either (a) continue the automatic enrollment at the 15% contribution level or (b) continue the automatic enrollment, but decrease the contribution level, in either case by withholding from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period the percentage of my Compensation (as defined in the ESPP) paid to me during such Offering Period as indicated below, so long as I continue to participate in the ESPP.  The percentage must be a whole number (from 1% up to a maximum of 15%).

☐     continue my contribution at 15%

☐     decrease my contribution percentage to      % (must be a whole number from 1% up to a maximum of 14%).

For the Initial Offering Period (provided you have timely submitted this Agreement to continue your participation in the ESPP), the withholding from your paychecks may be increased by the Company to achieve the designated contribution percentage for the full Offering Period.

SECTION 5: WITHDRAW FROM ESPP

DO NOT CHECK ANY OF THE BOXES BELOW IF YOU WISH TO CONTINUE TO PARTICIPATE IN THE ESPP

☐            I understand that my enrollment in the ESPP was automatically effective at the beginning of the Initial Offering Period.  I hereby elect to withdraw from, and discontinue my participation in, the ESPP, effective as soon as reasonably practicable after this Agreement is received by the Company. Accumulated contributions will be returned to me without interest (except to the extent required due to local legal requirements outside the United States), pursuant to Section 11 of the ESPP.

Note:      No contributions will be made if you elect to withdraw from the ESPP.  I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new Enrollment/Change Form to do so.

SECTION 6: NATURE OF GRANT

By completing Section 4 and continuing my automatic enrollment in the ESPP, I understand, acknowledge and agree that

a.              the ESPP is established voluntarily by the Company, it is discretionary in nature and it may be amended, terminated or modified at any time, to the extent permitted by the ESPP;

b.              the grant of the right to purchase shares of Common Stock under the ESPP is voluntary and does not create any contractual or other right to receive future rights to purchase shares of Common Stock, or benefits in lieu of rights to purchase shares, even if rights to purchase shares have been granted in the past;

c.               all decisions with respect to future grants of rights to purchase shares of Common Stock under the ESPP, if any, will be at the sole discretion of the Company;

d.              the grant of rights to purchase shares of Common Stock under the ESPP and my participation in the ESPP shall not create a right to employment or be interpreted as forming an employment or service agreement with the Company and shall not interfere with the ability of the Employer to terminate my employment relationship at any time with or without cause;

e.               I am voluntarily participating in the ESPP;

f.                the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

g.               unless otherwise agreed with the Company, the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not granted as consideration for, or in connection with, any service I may provide as a director of the Subsidiary or Affiliate;

h.              the future value of the underlying shares purchased or to be purchased under the ESPP is unknown, indeterminable and cannot be predicted with certainty, and the value of the shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the Purchase Price;

i.                  no claim or entitlement to compensation or damages shall arise from termination of the right to purchase shares of Common Stock under the ESPP resulting from termination of my employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of rights to purchase shares of Common Stock under the ESPP, I irrevocably agree never to institute any claim against the Company, the Parent, the Employer or any other Subsidiary or Affiliate, I hereby waive my ability, if any, to bring any such claim, and I release the Company, the Parent, the Employer or any other Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by enrolling in the ESPP, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

j.                 in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the ESPP and my right to purchase shares of Common Stock, if any, will terminate effective as of the date I cease to actively provide services and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Committee shall have exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the ESPP (including whether I may still be considered to be providing services while on a leave of absence); and

k.              unless otherwise provided in the ESPP or by the Company in its discretion, the right to purchase shares of Common Stock and the benefits evidenced by this Agreement do not create any entitlement to have the ESPP or any such benefits granted thereunder transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Common Stock;

SECTION 7: DATA PRIVACY

I understand that the Company and its Parent, Subsidiaries, or Affiliates need to collect and use certain personal information about me (known as “personal data”) in order to administer and manage my participation in the ESPP.  For the purposes of data protection law, my employer and the Company will be the relevant data controllers.  This personal data may include, but may not be limited to, my name, home address and telephone number, email address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of my participation in the ESPP or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the ESPP (“Data”).  The Data will be processed for the purposes of managing my participation in the ESPP, for example, to maintain a record of outstanding awards, contribution rates, to provide shares on Purchase Dates, to enable relevant information to be supplied to taxation authorities, to enable relevant tax deductions to be made in relation to share awards, and to contact me in relation to events which affect my participation in the ESPP (“Share Plan Purposes”). The Data processed for Share Plan Purposes will be gathered: (a) from me directly, and/or (b) by the Company (or its Parent, Subsidiary, or Affiliate that employs me) from my human resources or personnel files. I understand that the Data may also be held by the Company and its Parent, Subsidiaries, or Affiliates for other purposes associated with my employment (which are or will be described in separate privacy notices or policies).  Processing the Data for Share Plan Purposes is, in most respects, necessary in order to perform this Agreement.  In certain cases, processing will instead be based on the legitimate interests of one or more members of the Company and its Parent, Subsidiaries, or Affiliates in processing the Data for the Share Plan Purposes, in order to deliver a benefit to incentivize and reward its employees.  Finally, the Company and its Parent, Subsidiaries, or Affiliates may be required to carry out certain processing activities in order to comply with legal obligations to which it is subject. I understand that Data may be transferred between members of the Company and its Parent, Subsidiaries, or Affiliates and to third parties assisting in the implementation, administration and management of the ESPP (such as brokers and share plan administrators). These recipients may be located in my country or elsewhere, and the recipient’s country may have different or less stringent data privacy laws and protections than my country.  Where required by law (for example, when Data is transferred outside of the European Economic Area), the Company and its Parent, Subsidiaries, or Affiliates will put in place arrangements (for example, data transfer agreements) to ensure the adequate protection of the Data; non-proprietary or confidential details of such safeguards will be made available to me upon my written request to the Company.  I understand that Data will be held by the Company or its

Parent, Subsidiaries, or Affiliates for the period specified in its records retention policy. I understand that I have certain rights in respect of the Data, including to access the data, to request erasure of the Data (where no legal basis to continue processing it exists) or to limit or object to processing, to request corrections to inaccurate Data, and to data portability.  To exercise any of these rights, or where I have any queries about the processing of the Data, I should contact my local human resource representative.  I further understand that I have the right to lodge a complaint with a supervisory authority in connection with the violation of the foregoing rights by the Company and its Parent, Subsidiaries, and Affiliates.

SECTION 8: RESPONSIBILITY FOR TAXES

I acknowledge that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount withheld by the Company or the Employer, if any.  I further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the purchase rights granted pursuant to the ESPP, including, but not limited to, the purchase of shares of Common Stock, the subsequent sale of shares of Common Stock acquired pursuant to such purchase and the receipt of any dividends (if any); and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of my participation to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result.  Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I agree to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items.  In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:

a.              withholding from my wages or other cash compensation paid to me by the Company and/or the Employer or any Parent or Subsidiary;

b.              withholding from proceeds of the sale of shares of Common Stock acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization and without further consent);

c.               my payment of a cash amount (including by check representing readily available funds or a wire transfer) to the Company or Employer; or

d.              any other arrangement approved by the Committee and permitted under applicable law,

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for my tax jurisdiction(s) in which case I will have no entitlement to the equivalent amount in shares of Common Stock and may receive a refund of any over-withheld amount in cash in accordance with applicable law.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

SECTION 9: GOVERNING LAW & LANGUAGE

The Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.  Any and all disputes relating to, concerning or arising from the Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the ESPP or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Massachusetts or the Massachusetts Superior Court, Middlesex County.  Each of the parties hereby (i) represents and agrees that such party is subject to the personal jurisdiction of said courts; (ii) irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute; and (iii) waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

SECTION 10: TERMINATION, MODIFICATION AND IMPOSITION OF OTHER REQUIREMENTS

The Company, at its option, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP.  I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect.  The Company reserves the right to impose other requirements on my participation in the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 11: SEVERABILITY

If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, then (i) such provision will be excluded from the Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

SECTION 12: WAIVER

I acknowledge that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by me or any other Participant.

SECTION 13: ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 14: INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAWS

I acknowledge that, depending on my country of residence, the broker’s country, or the country in which the shares of Common Stock are listed, I may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect my ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock, or rights to shares of Common Stock (e.g., purchase rights), or rights linked to the value of shares of Common Stock, during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before possessing the inside information.  Furthermore, I may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  I acknowledge that it is my responsibility to comply with any applicable restrictions and understand that I should consult my personal legal advisor on such matters.  In addition, I acknowledge having read the Company’s Insider Trading Policy, and agree to comply with such policy, as it may be amended from time to time, whenever I acquire or dispose of the Company’s securities.

SECTION 15: COMPLIANCE WITH LAW

Unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares under the ESPP prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  I understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  Further, I agree that the Company shall have unilateral authority to amend the ESPP and this Agreement without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

SECTION 16: FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING

I may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash resulting from my participation in the ESPP.  I may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in my country and/or to repatriate funds received in connection with the ESPP within certain time limits or according to specified procedures.  I acknowledge that I am responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult my personal legal and tax advisors on such matters.

SECTION 17: NO ADVICE REGARDING GRANT

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP or my acquisition or sale of shares of Common Stock.  I acknowledge, understand and agree that I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

SECTION 18: LANGUAGE

I acknowledge that I am sufficiently proficient in English to understand the terms and conditions of the Agreement and the ESPP.  Furthermore, if I have received this Agreement, or any other document related to the purchase rights and/or the ESPP translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

SECTION 19: ACKNOWLEDGMENT AND SIGNATURE

I acknowledge that I have received a copy of the ESPP Prospectus (which summarizes the major features of the ESPP).  I have read the Prospectus and my signature below indicates that I hereby agree to be bound by the terms of the ESPP.

	Signature:	Date:

Form

MORPHIC HOLDING, INC. (THE “COMPANY”) 2019 EMPLOYEE STOCK PURCHASE PLAN (THE “ESPP”) Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the ESPP.	ENROLLMENT/CHANGE FORM (THE “AGREEMENT”)

SECTION 1:	CHECK DESIRED ACTION:	AND COMPLETE SECTIONS:
ACTIONS	☐ Enroll in the ESPP	2 + 3 + 4 + 20
	☐ Change Contribution Percentage	2+4+20
(for next offering period)
	☐ Withdraw from Plan	2 + 5 + 20

SECTION 2:	Name:	Social Security No. or Employee ID No.:
PERSONAL DATA	Home Address:

Work Email:

SECTION 3: ENROLL

☐         I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period (as defined in the ESPP).  I elect to purchase shares of Common Stock of the Company pursuant to the ESPP, this Agreement and any appendix to this Agreement for my country (if any) (the “Appendix”).  I understand that the stock certificate(s) for the shares of Common Stock purchased on my behalf will be issued in street name and deposited directly into my brokerage account at the Company’s captive broker.  I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s captive broker for this purpose.

My participation will continue as long as the Company offers the ESPP and I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company and/or the Third-Party Administrator (as defined in the ESPP).  I understand that, if I am subject to tax in the U.S., I must notify the Company of any disposition of shares of Common Stock purchased under the ESPP.

SECTION 4: ELECT/CHANGE CONTRIBUTION PERCENTAGE

I hereby authorize the Company or the Parent, Subsidiary or Affiliate employing me (the “Employer”) to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period the percentage of my Compensation (as defined in the ESPP) paid to me during such Offering Period as indicated below, so long as I continue to participate in the ESPP.  The percentage must be a whole number (from 1%, up to a maximum of 15%). This change will be effective for the next Offering Period.

Designated contribution percentage:       %

If this is a change to my current enrollment, this represents an ☐ increase ☐ decrease to my contribution percentage.

Note:                  You may not increase your contributions at any time within an ongoing Offering Period.  An increase in your contribution percentage can only take effect with the next Offering Period.  You may decrease your Contribution percentage to a percentage other than 0% only once within an ongoing Offering Period to be effective during that Offering Period. If you decrease your percentage to 0%, any previously accumulated contributions will be used to purchase shares on the next Purchase Date pursuant to Section 9 of the ESPP.  A change will become effective as soon as reasonably practicable after the form is received by the Company.

SECTION 5: WITHDRAW FROM PLAN

DO NOT CHECK ANY OF THE BOXES BELOW IF YOU WISH TO CONTINUE TO PARTICIPATE IN THE ESPP

☐                 I hereby elect to withdraw from, and discontinue my participation in, the ESPP, effective as soon as reasonably practicable after this Agreement is received by the Company.  Accumulated contributions will be returned to me without interest (except to the extent required due to local legal requirements outside the United States), pursuant to Section 11 of the ESPP.

I understand that I cannot resume participation until the Offering Period and must timely file a new Enrollment/Change Form to do so.

SECTION 6: NATURE OF GRANT

By enrolling in the ESPP, I understand, acknowledge and agree that

a.              the ESPP is established voluntarily by the Company, it is discretionary in nature and it may be amended, terminated or modified at any time, to the extent permitted by the ESPP;

b.              the grant of the right to purchase shares of Common Stock under the ESPP is voluntary and does not create any contractual or other right to receive future rights to purchase shares of Common Stock, or benefits in lieu of rights to purchase shares, even if rights to purchase shares have been granted in the past;

c.               all decisions with respect to future grants of rights to purchase shares of Common Stock under the ESPP, if any, will be at the sole discretion of the Company;

d.              the grant of rights to purchase shares of Common Stock under the ESPP and my participation in the ESPP shall not create a right to employment or be interpreted as forming an employment or service agreement with the Company and shall not interfere with the ability of the Employer to terminate my employment relationship at any time with or without cause;

e.               I am voluntarily participating in the ESPP;

f.                the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not intended to replace any pension rights or compensation;

g.               the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

h.              unless otherwise agreed with the Company, the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income from and value of same, are not granted as consideration for, or in connection with, any service I may provide as a director of the Subsidiary or Affiliate;

i.                  the future value of the underlying shares purchased or to be purchased under the ESPP is unknown, indeterminable and cannot be predicted with certainty, and the value of the shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the Purchase Price;

j.                 no claim or entitlement to compensation or damages shall arise from termination of the right to purchase shares of Common Stock under the ESPP resulting from termination of my employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of rights to purchase shares of Common Stock under the ESPP, I irrevocably agree never to institute any claim against the Company, the Parent, the Employer or any other Subsidiary or Affiliate, I hereby waive my ability, if any, to bring any such claim, and I release the Company, the Parent, the Employer or any other Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by enrolling in the ESPP, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

k.              in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the ESPP and my right to purchase shares of Common Stock, if any, will terminate effective as of the date I cease to actively provide services and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Committee shall have exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the ESPP (including whether I may still be considered to be providing services while on a leave of absence);

l.                  unless otherwise provided in the ESPP or by the Company in its discretion, the right to purchase shares of Common Stock and the benefits evidenced by this Agreement do not create any entitlement to have the ESPP or any such benefits granted thereunder transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Common Stock; and

m.          if I am providing services outside the United States: (1) the rights to purchase shares of Common Stock and the shares purchased under the ESPP, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, and (2) neither the Company, the Parent, the Employer nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the rights to purchase shares of Common Stock, the shares purchased under the ESPP or any amounts due to me pursuant to the sale of any shares of Common Stock acquired under the ESPP.

SECTION 7: DATA PRIVACY

I understand that the Company and its Parent, Subsidiaries, or Affiliates need to collect and use certain personal information about me (known as “personal data”) in order to administer and manage my participation in the ESPP.  For the purposes of data protection law, my employer and the Company will be the relevant data controllers.  This personal data may include, but may not be limited to, my name, home address and telephone number, email address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of my participation in the ESPP or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the ESPP (“Data”).  The Data will be processed for the purposes of managing my participation in the ESPP, for example, to maintain a record of outstanding awards, contribution rates, to provide shares on Purchase Dates, to enable relevant information to be supplied to taxation authorities, to enable relevant tax deductions to be made in relation to share awards, and to contact me in relation to events which affect my participation in the ESPP (“Share Plan Purposes”). The Data processed for Share Plan Purposes will be gathered: (a) from me directly, and/or (b) by the Company (or its Parent, Subsidiary, or Affiliate that employs me) from my human resources or personnel files. I understand that the Data may also be held by the Company and its Parent, Subsidiaries, or Affiliates for other purposes associated with my employment (which are or will be described in separate privacy notices or policies).  Processing the Data for Share Plan Purposes is, in most respects, necessary in order to perform this Agreement.  In certain cases, processing will instead be based on the legitimate interests of one or more members of the Company and its Parent, Subsidiaries, or Affiliates in processing the Data for the Share Plan Purposes, in order to deliver a benefit to incentivize and reward its employees.  Finally, the Company and its Parent, Subsidiaries, or Affiliates may be required to carry out certain processing activities in order to comply with legal obligations to which it is subject. I understand that Data may be transferred between members of the Company and its Parent, Subsidiaries, or Affiliates and to third parties assisting in the implementation, administration and management of the ESPP (such as brokers and share plan administrators).

These recipients may be located in my country or elsewhere, and the recipient’s country may have different or less stringent data privacy laws and protections than my country.  Where required by law (for example, when Data is transferred outside of the European Economic Area), the Company and its Parent, Subsidiaries, or Affiliates will put in place arrangements (for example, data transfer agreements) to ensure the adequate protection of the Data; non-proprietary or confidential details of such safeguards will be made available to me upon my written request to the Company.  I understand that Data will be held by the Company or its Parent, Subsidiaries, or Affiliates for the period specified in its records retention policy. I understand that I have certain rights in respect of the Data, including to access the data, to request erasure of the Data (where no legal basis to continue processing it exists) or to limit or object to processing, to request corrections to inaccurate Data, and to data portability.  To exercise any of these rights, or where I have any queries about the processing of the Data, I should contact my local human resource representative.  I further understand that I have the right to lodge a complaint with a supervisory authority in connection with the violation of the foregoing rights by the Company and its Parent, Subsidiaries, and Affiliates.

SECTION 8: RESPONSIBILITY FOR TAXES

I acknowledge that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount withheld by the Company or the Employer, if any.  I further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the purchase rights granted pursuant to the ESPP, including, but not limited to, the purchase of shares of Common Stock, the subsequent sale of shares of Common Stock acquired pursuant to such purchase and the receipt of any dividends (if any); and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of my participation to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result.  Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I agree to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items.  In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:

a.              withholding from my wages or other cash compensation paid to me by the Company and/or the Employer or any Parent or Subsidiary;

b.              withholding from proceeds of the sale of shares of Common Stock acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization and without further consent);

c.               my payment of a cash amount (including by check representing readily available funds or a wire transfer) to the Company or Employer; or

d.              any other arrangement approved by the Committee and permitted under applicable law,

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for my tax jurisdiction(s) in which case I will have no entitlement to the equivalent amount in shares of Common Stock and may receive a refund of any over-withheld amount in cash in accordance with applicable law.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

SECTION 9: GOVERNING LAW & LANGUAGE

The Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.  Any and all disputes relating to, concerning or arising from the Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the ESPP or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Massachusetts or the Massachusetts Superior Court, Middlesex County.  Each of the parties hereby (i) represents and agrees that such party is subject to the personal jurisdiction of said courts; (ii) irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute; and (iii) waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

SECTION 10: APPENDIX

Notwithstanding any provision herein, my participation in the ESPP shall be subject to any special terms and conditions as set forth in the Appendix for my country, if any.  Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

SECTION 11: TERMINATION, MODIFICATION AND IMPOSITION OF OTHER REQUIREMENTS

The Company, at its option, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP.  I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect.  The Company reserves the right to impose other requirements on my participation in the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 12: SEVERABILITY

If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, then (i) such provision will be excluded from the Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

SECTION 13: WAIVER

I acknowledge that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by me or any other Participant.

SECTION 14: ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 15: INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAWS

I acknowledge that, depending on my country of residence, the broker’s country, or the country in which the shares of Common Stock are listed, I may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect my ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock, or rights to shares of Common Stock (e.g., purchase rights), or rights linked to the value of shares of Common Stock, during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before possessing the inside information.  Furthermore, I may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  I acknowledge that it is my responsibility to comply with any applicable restrictions and understand that I should consult my personal legal advisor on such matters.  In addition, I acknowledge having read the Company’s Insider Trading Policy, and agree to comply with such policy, as it may be amended from time to time, whenever I acquire or dispose of the Company’s securities.

SECTION 16: COMPLIANCE WITH LAW

Unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares under the ESPP prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  I understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  Further, I agree that the Company shall have unilateral authority to amend the ESPP and this Agreement without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

SECTION 17: FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING

I may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash resulting from my participation in the ESPP.  I may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in my country and/or to repatriate funds received in connection with the ESPP within certain time limits or according to specified procedures.  I acknowledge that I am responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult my personal legal and tax advisors on such matters.

SECTION 18: NO ADVICE REGARDING GRANT

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP or my acquisition or sale of shares of Common Stock.  I acknowledge, understand and agree that I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

SECTION 19: LANGUAGE

I acknowledge that I am sufficiently proficient in English to understand the terms and conditions of the Agreement and the ESPP.  Furthermore, if I have received this Agreement, or any other document related to the purchase rights and/or the ESPP translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

SECTION 20: ACKNOWLEDGMENT AND SIGNATURE

I acknowledge that I have received a copy of the ESPP Prospectus (which summarizes the major features of the ESPP).  I have read the Prospectus and my signature below indicates that I hereby agree to be bound by the terms of the ESPP.

	Signature:	Date:

APPENDIX

MORPHIC HOLDING, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT/CHANGE FORM

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

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